Comstock Acquires The Upton in Rockville, Maryland Rebranding and upgrades planned for 263-unit mixed-use high rise located at Rockville Station RESTON, VA—October 20, 2021—Comstock Holdings Companies, Inc. (NASDAQ: CHCI) announced today the acquisition of The Upton, in a joint venture between CHCI and Comstock Partners, LC, an affiliated, privately-held company. The 15-story, luxury high-rise apartment building is located at 44 Maryland Avenue in Rockville, one block from the Rockville Metro Station in the heart of the I-270 Technology and Life Science Corridor in Montgomery County. Built in 2015, the 263-unit mixed-use property includes approximately 16,000 square feet of retail and a commercial parking garage. CHCI received a $500,000 acquisition fee in connection with the transaction and will also receive investment related income and incentive fees in connection with its equity interest in the asset. In addition, its wholly owned residential, retail, and parking property management subsidiaries will provide management services for the property in exchange for market rate fees. CHCI will rebrand The Upton, as BLVD Forty Four, with newly renovated amenity areas and signage. The property offers a mix of unit types and floor plans ranging from studio, one bedroom, and two-bedroom apartments with two floors of indoor/outdoor amenity spaces, in addition to an expansive rooftop deck that provides unparalleled views of the skylines of Tysons and Reston, as well as the Blue Ridge Mountains. The retail space is anchored by Panera Bread, WesBanco and World of Beer. “This acquisition represents our commitment to expansion of our BLVD portfolio of best-in-class mixed-use apartment properties in transit-oriented locations that offer upscale urban lifestyle, proximity to major employment centers and ease of access to downtown Washington, DC and the entire Washington Metropolitan region” said Chris Clemente, CEO of CHCI. “As demonstrated by our ability to entitle, develop, and acquire in-demand real estate assets in areas with barriers to entry, coupled with the significant development pipeline we control in the high growth Dulles Corridor, I am confident that CHCI is well-positioned to continue expanding assets under management and its recent pattern of growth of profitability”. Cushman & Wakefield represented the seller, Duball, LLC and arranged the debt for the buyer. Jorge Rosa, TJ Liberto, Shaun Weinberg, and Bill Collins handled the sale and Marshall Scallan and Michael Zelin led the financing. Bill Collins commented “The Duball team is a valued client of ours and they did a great job developing The Upton which is a perfect fit for Comstock with their focus on high quality, transit-oriented investments. This is the second large deal we’ve closed with the Comstock team and we’re looking forward to completing more in the future as they accelerate their acquisitions program.” This transaction brings CHCI’s acquisition volume of income-producing properties to nearly $400 million since 2019. CHCI’s management expertise of mixed-use residential, retail, and office properties, and commercial parking garage operations makes this latest acquisition an immediately synergistic addition to its managed portfolio. With its continuing focus on such immediately accretive acquisitions as well as continuing development of its extensive controlled development pipeline, CHCI continues to significantly increase its total assets under management in accordance with its long term growth objectives. About BLVD Forty Four BLVD Forty Four, formerly The Upton, is a luxury 15-story, mixed-use and transit- oriented multifamily community located at the Rockville Metro Station. The property consists of 263 multifamily, approximately 16,000 square feet of street-level retail, and a Park X commercial parking garage that serves BLVD Forty Four and the surrounding community. Built in 2015, BLVD Forty Four’s amenity package includes a lobby with 24-hour concierge service, a modern fitness center with TRX studio, and an expansive penthouse social lounge. The property includes an expansive resort style rooftop deck with multiple social gathering areas, a large swimming pool, multiple grilling stations, and an outdoor television lounge. The property provides residents a number of walkable amenities and accessible community events at Rockville Town Center throughout the year. Residents have access to 180,000 sq. ft. of retail, restaurants and entertainment venues, as well as seasonal festivals, holiday events and the largest seasonal outdoor ice-skating rink in Montgomery County. About Comstock Holding Companies, Inc. Comstock Holding Companies, Inc. (Nasdaq: CHCI) is a real estate development, asset management and real estate services company that has designed, developed, constructed, acquired and managed several thousand residential units and millions of square feet of residential and mixed-use projects throughout the Washington, D.C. metropolitan market since 1985. CHCI’s managed portfolio includes two of the largest transit-oriented, mixed-use developments in the Washington, D.C. area; Reston Station, a 5+ million square foot transit- oriented and mixed-use development in Reston, Virginia, and Loudoun Station, a nearly 2.5 million square foot transit-oriented, mixed-use development in Ashburn, Virginia, and additional development assets. CHCI is a vertically integrated, full service real estate development and asset management firm with wholly owned subsidiaries that provide a wide array of real estate related services that include asset management, strategic capital markets advisory services, development and construction management, marketing and leasing services, office and retail property management, residential property management, commercial garage management, and other real estate related services. The company’s asset management services are generally provided pursuant to long-term contracts that provide CHCI co-investment opportunities, current period income and performance-based incentives. Comstock Holding Companies, Inc. is publicly traded on NASDAQ under symbol CHCI. For more information, visit www.ComstockCompanies.com.

Cautionary Statement Regarding Forward-Looking Statements This release may include "forward-looking" statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements can be identified by use of words such as "anticipate," "believe," "estimate," "may," "intend," "expect," "will," "should," "seeks" or other similar expressions. Forward-looking statements are based largely on our expectations and involve inherent risks and uncertainties, many of which are beyond our control. Any number of important factors could cause actual results to differ materially from those in the forward-looking statements. Additional information concerning important risk factors and uncertainties can be found under the heading "Risk Factors" in our latest Annual Report on Form 10-K, as filed with the Securities and Exchange Commission. Comstock specifically disclaims any obligation to update or revise any forward-looking statements, whether as a result of new information, future developments or otherwise.